Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2019, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2019.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Investor Relations Senior Manager	Corporate Communications Manager
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces Second Quarter 2019 Operating Results

ROCKVILLE, Md. (August 1, 2019) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2019. For the three months ended June 30, 2019 and 2018, net income available for common shareholders was $1.05 per diluted share and $0.84 per diluted share, respectively.
Highlights of the quarter include:

•	Generated funds from operations available for common shareholders (FFO) per diluted share of $1.60 for the quarter compared to $1.55 in second quarter 2018.

•	Generated comparable property operating income (POI) growth of 3.5% for the second quarter.

•	Signed leases for 378,756 sf of comparable space in the second quarter at an average rent of $42.68 psf and achieved cash basis rollover growth on those comparable spaces of 7%.

•	Opportunistically issued $300 million aggregate principal amount of 3.20% Notes due 2029.

•
Amended our revolving credit facility to increase our borrowing capacity to $1.0 billion, extend the maturity date to January 2024, plus two six-month extension options, and lower the spread over LIBOR to 77.5 basis points.

•	Increased the regular quarterly dividend rate on common shares to $1.05 per share, representing the 52nd consecutive year of common dividend increases.

•	Maintained our 2019 FFO per diluted share guidance range of $6.30 - $6.46.

“Continuing to reliably grow bottom line results despite headwinds remains our focal point and the second quarter didn't disappoint,” said Donald C. Wood, President and Chief Executive Officer. “Our multi-faceted business plan, including great properties, strong leases, redevelopment and development opportunities, and an advantageous cost of capital all contributed to a solid result and allowed us to increase our dividend to our shareholders for a REIT-record 52 years in a row.”

Financial Results
Net income available for common shareholders was $78.9 million and earnings per diluted share was $1.05 for second quarter 2019 versus $61.6 million and $0.84, respectively, for second quarter 2018.

In the second quarter 2019, Federal Realty generated FFO of $121.0 million, or $1.60 per diluted share. This compares to FFO of $114.8 million, or $1.55 per diluted share, in second quarter 2018.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
The overall portfolio was 94.1% leased as of June 30, 2019, and the comparable portfolio was 94.6% leased. In second quarter 2019, comparable property POI increased 3.5%. Comparable property POI represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment.
During the second quarter 2019, Federal Realty signed 115 leases for 382,656 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 378,756 square feet at an average rent of $42.68 per square foot compared to the average contractual rent of $39.75 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 7%.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees increased the regular dividend rate on its common shares, declaring a regular quarterly cash dividend of $1.05 per share, resulting in an indicated annual rate of $4.20 per share. The regular common dividend will be payable on October 15, 2019, to common shareholders of record on September 23, 2019. This increase represents the 52nd consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector, and one of only a small number of companies in any sector to accomplish such a record.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on October 15, 2019 to shareholders of record as of September 23, 2019.

Summary of Other Quarterly Activities and Recent Developments
May 28, 2019 - Federal Realty closed on the sale of Free State Shopping Center for $72.0 million. Free State Shopping Center is a 264,000 square foot Giant Food anchored shopping center located in Bowie, Maryland.
June 7, 2019 - Federal Realty issued $300 million aggregate principal amount of 3.20% Notes due 2029 at 99.838% of par value. Federal Realty used the net proceeds from the offering to repay in full the outstanding balance of its unsecured term loan and for general corporate purposes.

July 25, 2019 - Federal Realty completed an amendment of its revolving credit facility to increase the borrowing capacity to $1.0 billion from $800 million and extend the maturity date to January 19, 2024, plus two six-month extension options. The pricing was also lowered to LIBOR plus 77.5 basis points based on the Trust’s current rating.

Guidance
Federal Realty maintained its 2019 guidance for FFO per diluted share of $6.30 to $6.46 and updated 2019 earnings per diluted share guidance to $3.39 to $3.55.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter 2019 earnings conference call, which is scheduled for Friday, August 2, 2019 at 10:00AM ET. To participate, please call 877.445.3230 five to ten minutes prior to the call start time and use the passcode 9787327 (required). A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through August 9, 2019 by dialing 855.859.2056; Passcode: 9787327.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include approximately 3,000 tenants, in 24 million square feet, and over 2,600 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 52 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2019, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2019.

Federal Realty Investment Trust
Consolidated Income Statements
June 30, 2019
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$229,731	$224,168	$461,223	$448,816
Mortgage interest income	734	734	1,469	1,491
Total revenue	230,465	224,902	462,692	450,307
EXPENSES
Rental expenses	41,438	39,905	85,698	84,678
Real estate taxes	25,166	28,307	52,853	56,755
General and administrative	11,422	8,413	20,987	16,342
Depreciation and amortization	59,057	58,381	118,679	116,491
Total operating expenses	137,083	135,006	278,217	274,266

Gain on sale of real estate, net of tax	16,197	3,972	16,197	7,288

OPERATING INCOME	109,579	93,868	200,672	183,329

OTHER INCOME/(EXPENSE)
Other interest income	189	159	366	338
Interest expense	(27,482)	(27,766)	(55,515)	(53,950)
Income (loss) from partnerships	381	(728)	(1,053)	(1,253)
NET INCOME	82,667	65,533	144,470	128,464
Net income attributable to noncontrolling interests	(1,765)	(1,938)	(3,424)	(3,622)
NET INCOME ATTRIBUTABLE TO THE TRUST	80,902	63,595	141,046	124,842
Dividends on preferred shares	(2,011)	(2,011)	(4,021)	(4,021)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$78,891	$61,584	$137,025	$120,821
EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$1.05	$0.84	$1.83	$1.65
Weighted average number of common shares	74,713	72,990	74,458	72,948
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$1.05	$0.84	$1.83	$1.65
Weighted average number of common shares	74,713	73,025	74,458	72,997

Federal Realty Investment Trust
Consolidated Balance Sheets
June 30, 2019
	June 30,	December 31,
	2019	2018
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,703,069 and $1,701,804 of consolidated variable interest entities, respectively)	$7,293,212	$7,307,622
Construction-in-progress (including $78,633 and $51,313 of consolidated variable interest entities, respectively)	575,229	495,274
Assets held for sale	5,938	16,576
	7,874,379	7,819,472
Less accumulated depreciation and amortization (including $312,416 and $292,374 of consolidated variable interest entities, respectively)	(2,148,010)	(2,059,143)
Net real estate	5,726,369	5,760,329
Cash and cash equivalents	105,903	64,087
Accounts and notes receivable, net	138,870	142,237
Mortgage notes receivable, net	30,429	30,429
Investment in partnerships	30,800	26,859
Operating lease right of use assets	94,828	—
Finance lease right of use assets	53,044	—
Prepaid expenses and other assets	203,498	265,703
TOTAL ASSETS	$6,383,741	$6,289,644
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $441,469 and $444,388 of consolidated variable interest entities, respectively)	$450,883	$474,379
Capital lease obligations	—	71,519
Notes payable, net	4,163	279,027
Senior notes and debentures, net	2,702,737	2,404,279
Accounts payable and accrued expenses	177,078	177,922
Dividends payable	78,808	78,207
Security deposits payable	20,588	17,875
Operating lease liabilities	74,536	—
Finance lease liabilities	72,068	—
Other liabilities and deferred credits	157,524	182,898
Total liabilities	3,738,385	3,686,106
Commitments and contingencies
Redeemable noncontrolling interests	134,710	136,208
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 74,950,197 and 74,249,633 shares issued and outstanding, respectively	752	745
Additional paid-in capital	3,088,946	3,004,442
Accumulated dividends in excess of net income	(841,505)	(818,877)
Accumulated other comprehensive loss	(1,024)	(416)
Total shareholders’ equity of the Trust	2,407,166	2,345,891
Noncontrolling interests	103,480	121,439
Total shareholders’ equity	2,510,646	2,467,330
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,383,741	$6,289,644

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
June 30, 2019
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1) (2)
Net income	$82,667	$65,533	$144,470	$128,464
Net income attributable to noncontrolling interests	(1,765)	(1,938)	(3,424)	(3,622)
Gain on sale of real estate, net	(16,197)	(3,972)	(16,197)	(7,288)
Depreciation and amortization of real estate assets	53,323	52,011	106,812	103,362
Amortization of initial direct costs of leases	4,537	4,702	9,287	9,302
Funds from operations	122,565	116,336	240,948	230,218
Dividends on preferred shares	(1,875)	(1,875)	(3,750)	(3,750)
Income attributable to operating partnership units	661	759	1,390	1,534
Income attributable to unvested shares	(346)	(398)	(690)	(786)
FFO	$121,005	$114,822	$237,898	$227,216
Weighted average number of common shares, diluted	75,456	73,880	75,235	73,859
FFO per diluted share	$1.60	$1.55	$3.16	$3.08

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$85,844	$74,439	$146,255	$141,165
Tenant improvements and incentives	19,683	11,685	25,475	23,458
Total non-maintenance capital expenditures	105,527	86,124	171,730	164,623
Maintenance capital expenditures	3,407	3,119	4,875	6,457
Total capital expenditures	$108,934	$89,243	$176,605	$171,080

Dividends and Payout Ratios
Regular common dividends declared	$76,449	$73,246	$152,555	$146,399
Dividend payout ratio as a percentage of FFO	63%	64%	64%	64%

Noncontrolling Interests Supplemental Information (3)
Property operating income (1)	$3,138	$3,380	$6,194	$6,713
Depreciation and Amortization	(1,457)	(1,569)	(2,987)	(3,288)
Interest Expense	(577)	(632)	(1,173)	(1,337)
Net income	$1,104	$1,179	$2,034	$2,088

Notes:

1)	See Glossary of Terms.

2)
In connection with the adoption of the new lease accounting standard, effective January 1, 2019, certain internal and external legal leasing costs no longer qualify for capitalization. As a result, capitalized leasing costs excluding external commissions decreased to $0.6 million and $1.0 million for the three and six months ended June 30, 2019, respectively, from $2.0 million and $3.6 million for the three and six months ended June 30, 2018, respectively.

3)	Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to operating partnership units."

Federal Realty Investment Trust
Market Data
June 30, 2019
	June 30,
	2019	2018
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	75,577	74,187
Market price per common share	$128.76	$126.55
Common equity market capitalization including operating partnership units	$9,731,295	$9,388,365

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,891,295	$9,548,365

Total debt (3)	3,157,783	3,248,946

Total market capitalization	$13,049,078	$12,797,311

Total debt to market capitalization at market price per common share	24%	25%

Notes:

1)	Amounts include 627,171 and 752,036 operating partnership units outstanding at June 30, 2019 and 2018, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs from our consolidated balance sheet. The previously reported 2018 balance has been adjusted to exclude capital lease obligations, as finance lease liabilities are no longer included in debt upon the adoption of the new lease accounting standard. See Note 2 of our June 30, 2019 Form 10-Q for additional information regarding the adoption.

Federal Realty Investment Trust
Components of Rental Income
June 30, 2019

Effective January 1, 2019, we adopted the accounting guidance in ASU 2016-2, Leases (Topic 842), which resulted in several presentation changes with respect to our 2019 Consolidated Income Statements.
●
All income from tenant leases are reported as a single line item called “Rental Income.” We have provided below supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.

●
Real estate taxes paid directly to the taxing authority by our tenants are no longer presented gross as “real estate tax expense” and “rental income” (this amount was approximately $1 million and $3 million for the three and six months ended June 30, 2018, respectively). This change is only reflected in the 2019 results.

●
Bad debt expense is no longer reflected in “rental expenses” but instead is a direct reduction of “rental income.” This change is reflected in the 2019 results only, and is a reduction of rental income of less than $1 million and approximately $2 million, respectively, for the three and six months ended June 30, 2019.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands)
Minimum rents (1)
Commercial	$157,206	$153,423	$313,352	$305,573
Residential	19,573	17,105	38,737	33,120
Cost reimbursements	40,105	42,531	84,559	87,735
Percentage rents	2,094	2,707	4,029	5,481
Other	10,753	8,402	20,546	16,907
Total rental income	$229,731	$224,168	$461,223	$448,816

Notes:

1)
Minimum rents include $2.9 million and $1.4 million for the three months ended June 30, 2019 and 2018, respectively, and $4.3 million and $3.3 million for the six months ended June 30, 2019 and 2018, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $1.4 million and $1.0 million for the three months ended June 30, 2019 and 2018, respectively, and $3.2 million and $1.8 million for the six months ended June 30, 2019 and 2018, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Comparable Property Information
June 30, 2019

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q2 include: Assembly Row - Phase 2, CocoWalk, Olivo at Mission Hills, Pike & Rose, The Shops at Sunset Place, Towson Residential, 700 Santana Row, a portion of Graham Park Plaza, and all properties acquired or disposed of from Q2 2018 to Q2 2019. Comparable Property property operating income (“Comparable Property POI”) is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	June 30,
	2019	2018
	(in thousands)
Operating Income	$109,579	$93,868
Add:
Depreciation and amortization	59,057	58,381
General and administrative	11,422	8,413
Gain on sale of real estate, net	(16,197)	(3,972)
Property operating income (POI)	163,861	156,690
Less: Non-comparable POI - acquisitions/dispositions	(989)	(1,657)
Less: Non-comparable POI - redevelopment, development & other	(14,151)	(11,352)
Comparable Property POI	$148,721	$143,681

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	June 30,
	2019	2018	% Change
	(in thousands)
Rental income	$205,812	$202,728

Rental expenses	(34,698)	(33,267)
Real estate taxes	(22,393)	(25,780)
	(57,091)	(59,047)

Comparable Property POI	$148,721	$143,681	3.5%

Comparable Property POI as a percentage of total POI	91%	92%

Comparable Property - Occupancy Statistics (1)
	At June 30,
	2019	2018
GLA - comparable commercial properties	22,387,000	22,399,000
Leased % - comparable commercial properties	94.6%	95.7%
Occupancy % - comparable commercial properties	94.0%	94.3%

Comparable Property - Summary of Capital Expenditures (2)
	Three Months Ended
	June 30,
	2019	2018
	(in thousands)
Redevelopment and tenant improvements and incentives	$35,153	$25,631
Maintenance capital expenditures	3,151	3,007
	$38,304	$28,638

Notes:
1)	See page 25 for entire portfolio occupancy statistics.
2)	See page 9 for "Summary of Capital Expenditures" for our entire portfolio.

Federal Realty Investment Trust
Summary of Outstanding Debt and Finance Lease Liabilities
June 30, 2019
	As of June 30, 2019
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (4)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
The Shops at Sunset Place	9/1/2020	5.62%	$63,326
29th Place	1/31/2021	5.91%	3,999
Sylmar Towne Center	6/6/2021	5.39%	16,819
Plaza Del Sol	12/1/2021	5.23%	8,321
The AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	68,411
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	12,808
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	5,770
Subtotal			452,259
Net unamortized premium and debt issuance costs			(1,376)
Total mortgages payable, net			450,883		4.03%

Notes payable
Revolving credit facility (2)	4/20/2020	LIBOR + 0.825%	—
Various	Various through 2028	11.31%	4,229
Subtotal			4,229
Net unamortized debt issuance costs			(66)
Total notes payable, net			4,163		11.68%	(5)

Senior notes and debentures
Unsecured fixed rate
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	300,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			2,719,200
Net unamortized discount and debt issuance costs			(16,463)
Total senior notes and debentures, net			2,702,737		3.71%

Total net debt			3,157,783	(3)

Finance lease liabilities
Various	Various through 2106	Various	72,068		8.03%
Total debt and finance lease liabilities			$3,229,851

Total fixed rate debt and finance lease liabilities, net			$3,229,851	100%	3.86%
Total variable rate debt			—	—%	—%
Total debt and finance lease liabilites, net			$3,229,851	100%	3.86%	(5)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operational Statistics
Ratio of EBITDAre to combined fixed charges and preferred share dividends (6)	4.37x	4.20x	4.27x	4.16x

Notes:

1)
Mortgages payable does not include our share of the debt on our unconsolidated real estate partnerships. At June 30, 2019, our share was approximately $54.2 million. At June 30, 2019, our noncontrolling interests share of mortgages payable was $56.7 million.

2)
The maximum amount drawn under our revolving credit facility during the three and six months ended June 30, 2019 was $81.0 million and $116.5 million, respectively. The weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for both the three and six months ended June 30, 2019 was 3.2%. On July 25, 2019, we amended our revolving credit facility to increase our borrowing capacity to $1.0 billion and extend the maturity date to January 19, 2024. We also lowered the spread over LIBOR to 77.5 basis points.

3)	The weighted average remaining term on our debt is 11 years.

4)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 5.

5)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no outstanding balance on June 30, 2019.

6)
Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2019
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (2)
	(in thousands)
2019	$3,134	$—	$3,134		0.1%	0.1%	—%
2020	5,559	60,593	66,152		2.1%	2.2%	3.9%	(3)
2021	3,677	277,546	281,223		8.9%	11.1%	2.9%
2022	1,453	366,323	367,776		11.6%	22.7%	3.4%
2023	1,517	275,000	276,517		8.7%	31.4%	3.0%
2024	1,455	300,000	301,455		9.5%	40.9%	4.2%
2025	1,026	40,000	41,026		1.3%	42.2%	3.9%
2026	753	39,886	40,639		1.3%	43.5%	6.6%
2027	617	683,600	684,217		21.5%	65.0%	3.8%
2028	611	—	611		—%	65.0%	11.8%
Thereafter	1,438	1,111,500	1,112,938		35.0%	100.0%	4.0%
Total	$21,240	$3,154,448	$3,175,688	(1)	100.0%
Notes:

1)
The total debt maturities differ from the total reported on the consolidated balance sheet due to the unamortized net premium/discount and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of June 30, 2019.

2)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

3)
The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility, which had no outstanding balance at June 30, 2019. On July 25, 2019, we amended our revolving credit facility to increase our borrowing capacity to $1.0 billion and extend the maturity date to January 19, 2024.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
June 30, 2019

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Darien	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$4	2023
CocoWalk	Coconut Grove, FL	Shopping center redevelopment to include demolition of three story east wing of the property and construction of a 106,000 square foot 5-story office/retail building including 24,000 square feet of retail	6%-7%	$75 - $80	$35	2020
Jordan Downs Plaza (5)	Los Angeles, CA	Development of a new 113,000 square foot single-story grocery anchored neighborhood shopping center	7%	$38 - $42	$27	2020
Brick Plaza	Brick, NJ	Redevelopment and repositioning of anchor tenant and small shop spaces to transform property into a market dominant center	7%	$30	$23	2020
Bala Cynwyd	Bala Cynwyd, PA	New 87 unit residential apartment building to be constructed on underutilized land behind our existing shopping center	6%	$23	$7	2021
Melville Mall	Huntington, NY	Development of a new 15,000 square foot pad site consisting of two multi-tenant retail buildings	8%	$11	$3	2020
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	11%	$10	$8	2019
Pike 7 Plaza	Vienna, VA	Addition of 8,300 square foot multi-tenant retail pad building	7%	$10	$9	2019
Wildwood	Bethesda, MD	4,900 square foot south end building expansion and site improvements	7%	$6	$5	2019
Willow Lawn	Richmond, VA	Conversion of vacant 5,000 square foot pad building to retail use to accommodate new 3,500 square foot fast casual restaurant tenant. Remainder of pad building to be demolished to construct new 2,200 square foot Starbucks pad site.	9%	$2	$2	Stabilized
Total Active Redevelopment projects (4)			7%	$315 - $334	$123

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

(5)	Projected cost is net of the proceeds we will receive from our New Market Tax Credit structure. See Note 3 of our December 31, 2018 Form 10-K for additional information.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
June 30, 2019

						Projected POI Delivered
						(as a % of Total)
		Projected		Total	Costs to	For Year Ended December 31, (2)
Property (1)	Opportunity	ROI (3)		Cost (4)	Date	2019	2020	Expected Opening Timeframe
				(in millions)	(in millions)
Assembly Row, Somerville, MA
Phase II	- 161,000 SF of retail - 447 residential units - 158 boutique hotel rooms	7%	(5)	$290 - 305	$293	90%	Stabilized	130,000 square feet of retail has opened, remaining tenants projected to open through 2019
								Residential building opened in September 2017 with deliveries through 3Q 2018
								741,500 SF Partners Healthcare office space (built by Partners) opened in 2016
								Hotel opened in 3Q18
	- 122 for-sale condominium units	—	(6)	$81	$81			Closings commenced 1Q 2018
Phase III	- 277,000 SF of office - 500 residential units - 56,000 SF of retail	6%		$465 - 485	104	—	—	150,000 square feet of office space pre-leased
								Openings projected to begin in 2022

Future Phases	- 1.5M SF of commercial - 329 residential units	TBD		TBD

Pike & Rose, North Bethesda, MD
Phase II	- 216,000 SF of retail - 272 residential units - 177 boutique hotel rooms	6%	(5)	$200 - 207	$201	80%	Stabilized	196,000 square feet of retail has opened, remaining tenants projected to open through 2019
								Residential building opened in August 2017 with deliveries through 2Q 2018
								Hotel opened in 1Q18
	- 99 for-sale condominium units	—	(6)	$62	$62			Closings commenced 1Q 2018
Phase III	- 212,000 SF of office - 4,000 SF of retail	6-7%		$128 - 135	$50	—	—	Opening projected to begin in 2021
Future Phases	- 740,000 SF of commercial - 741 residential units	TBD		TBD

Santana Row, San Jose, CA
700 Santana Row	- 301,000 SF of office - 18,000 SF of retail & 1,300 parking spaces - Redevelopment of Santana Row Park including the installation of a new retail pavilion	7-8%		$210 - 220	$170	—	90%	Commenced construction 4Q 2016
								Retail openings projected to begin in late 2019
								Office 100% leased, opening in 2020
Santana West - Phase I	- 360,000 SF of commercial - 1,750 parking spaces	6-7%		$250 - 270	$21	—	—	Openings projected to begin in 2021
Future Phases	- 321,000 SF of commercial - 395 residential units - 620,000 SF of commercial across from Santana Row	TBD		TBD
Notes

(1)
Expected opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.

(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)
Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.

(5)	Costs are net of expected reimbursement by third parties and land sale proceeds. Phase II total costs and costs to date include our share of the costs in the hotel.
(6)
Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; for return calculation purposes, condominiums are assumed to be sold at cost.

Federal Realty Investment Trust
Future Redevelopment Opportunities
June 30, 2019

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Flourtown	Flourtown, PA	Sylmar Towne Center	Sylmar, CA
	Fresh Meadows	Queens, NY

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Hastings Ranch Plaza	Pasadena, CA
	Bethesda Row	Bethesda, MD	Plaza El Segundo	El Segundo, CA
	Crossroads	Highland Park, IL	Riverpoint Center	Chicago, IL
	Dedham Plaza	Dedham, MA	The Shops at Sunset Place	South Miami, FL
	Fourth Street	Berkeley, CA	Third Street Promenade	Santa Monica, CA
	Fresh Meadows	Queens, NY	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Santana West (3)	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 1.5 million square feet of commercial-use buildings and 329 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include approximately 740,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Santana Row
Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 620,000 square feet of commercial space on land we control across from Santana Row.

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2019
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$48,019		10	115,000	97%		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	228,601		17	536,000	95%	180	40,000	Giant Food	Apple / Equinox / Multiple Restaurants
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	103,182		21	325,000	93%	194	25,000	The Fresh Market	Buy Buy Baby / Saks Fifth Avenue Off 5th / Container Store / Ulta
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,631		2	38,000	70%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	21,561		7	75,000	100%		23,000	Aldi	CVS / Planet Fitness
Falls Plaza/Falls Plaza-East		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,859		10	144,000	88%		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	70,246		18	250,000	96%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	38,134		1	119,000	100%				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,315		16	207,000	96%				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,737		19	132,000	93%		58,000	Giant Food	CVS
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,100		7	73,000	98%		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	58,211		26	389,000	86%		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,938		26	236,000	92%		55,000	Giant Food	Petsmart / Gold's Gym / Office Depot
Montrose Crossing	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	162,044	68,411	36	371,000	89%		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	85,675		29	570,000	97%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	10,324		10	92,000	97%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,423		25	227,000	98%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	106,662		14	298,000	96%		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	590,370		24	447,000	98%	765			iPic Theater / Porsche / H&M / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	48,363		13	169,000	95%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,606		10	117,000	97%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,841		16	267,000	94%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(8)	Washington-Arlington-Alexandria, DC-VA-MD-WV	51,988	4,425	12	186,000	86%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	11,178		14	N/A	99%	282
Sam's Park & Shop		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,923		1	51,000	87%				Target
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,132		12	112,000	91%		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	4,855		5	50,000	92%		11,000	Trader Joe's
Village at Shirlington	(8)	Washington-Arlington-Alexandria, DC-VA-MD-WV	67,217	6,735	16	260,000	93%		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	25,066		12	83,000	90%		20,000	Balducci's	CVS / Flower Child
		Total Washington Metropolitan Area	2,023,201		429	5,939,000	94%

California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	107,474	40,000	22	223,000	100%				Marshalls / Ross Dress for Less / Ulta
Bell Gardens	(4)	Los Angeles-Long Beach-Anaheim, CA	110,531	12,808	32	330,000	93%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Petco / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	19,558		1	61,000	100%	12			Pottery Barn / Banana Republic

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2019
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,069		22	241,000	88%		32,000	Sprouts	Total Wine & More / Rite Aid
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,109		32	441,000	100%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(4)	San Diego-Carlsbad, CA	51,701		18	297,000	98%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	24,206		3	71,000	73%				CB2 / Ingram Book Group
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	22,665		15	273,000	99%				Marshalls / HomeGoods / CVS / Sears
Hermosa Avenue		Los Angeles-Long Beach-Anaheim, CA	6,179		<1	23,000	94%
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	47,375		3	178,000	73%				Marshalls / L.A. Fitness / La La Land
Jordan Downs Plaza	(4)	Los Angeles-Long Beach-Anaheim, CA	26,715		9	N/A	N/A
Kings Court	(6)	San Jose-Sunnyvale-Santa Clara, CA	11,576		8	79,000	100%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	35,766		8	98,000	84%				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	78,124		12	136,000	100%				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,936	8,321	4	48,000	100%				Marshalls
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach-Anaheim, CA	288,537	125,000	50	496,000	94%		66,000	Whole Foods	Anthropologie / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
Plaza Pacoima	(4)	Los Angeles-Long Beach-Anaheim, CA	50,365		18	204,000	100%				Costco / Best Buy
San Antonio Center	(6)	San Jose-Sunnyvale-Santa Clara, CA	74,432		33	376,000	96%		11,000	Trader Joe's	Walmart / Kohl's / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	988,286		45	885,000	99%	662			Crate & Barrel / H&M / Container Store / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	43,486	16,819	12	148,000	89%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	81,464		2	209,000	100%				Adidas / Banana Republic / Old Navy / J. Crew
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,185		44	653,000	99%		38,000	Walmart Neighborhood Market	Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,512,739		393	5,470,000	96%

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	91,243		46	409,000	81%				AMC / HomeGoods / Ulta / L.A. Fitness
Brook 35	(4) (6)	New York-Newark-Jersey City, NY-NJ-PA	48,244	11,500	11	99,000	96%				Banana Republic / Gap / Williams-Sonoma
Darien		Bridgeport-Stamford-Norwalk, CT	54,780		9	95,000	91%	6	45,000	Stop & Shop	Equinox / Walgreens
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	92,192		17	404,000	99%		15,000	Island of Gold	AMC / Kohl's / Michaels
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	31,837		13	106,000	97%		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	22,885		1	35,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	29,189		15	134,000	96%		61,000	Shop Rite	A.C. Moore
Huntington		New York-Newark-Jersey City, NY-NJ-PA	46,808		21	263,000	81%				Nordstrom Rack / Buy Buy Baby / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	12,986		18	74,000	93%				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	95,616		21	251,000	95%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(8)	Trenton, NJ	128,291	55,432	50	551,000	98%		75,000	Shop Rite	Ross Dress For Less / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(4) (6)	New York-Newark-Jersey City, NY-NJ-PA	125,880	43,600	21	192,000	97%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy Hills		New York-Newark-Jersey City, NY-NJ-PA	40,656		19	211,000	100%				Target / L.A. Fitness / Michaels
		Total NY Metro/New Jersey	820,607		262	2,824,000	93%

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2019
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	25,655		22	265,000	87%		24,000	Acme Markets	Kohl's / L.A. Fitness / Staples
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	48,116		23	294,000	97%		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,280		28	268,000	90%		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	17,030		24	156,000	99%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	22,495		21	227,000	98%		55,000	Redner's Warehouse Mkts.	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,462		29	374,000	86%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	31,466		15	256,000	92%				Marshalls / Burlington / Ulta / A.C. Moore
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	15,379		17	124,000	87%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	30,272		13	211,000	95%				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	42,910		14	251,000	100%	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	301,065		206	2,426,000	93%

New England
Assembly Row / Assembly Square Marketplace	(7)	Boston-Cambridge-Newton, MA-NH	735,509		65	891,000	98%	447	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants & Outlets
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,436		15	116,000	97%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	29,792	5,770	37	222,000	91%				Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	45,014		19	245,000	89%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	150,076		19	223,000	96%	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	18,302		17	149,000	100%		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Newton, MA-NH	16,121		15	169,000	100%		55,000	Super Stop & Shop	Floor & Decor
		Total New England	1,034,619		215	2,063,000	96%

South Florida
Cocowalk	(4) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	141,652		3	169,000	80%				Gap / Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	71,923		17	191,000	91%		44,000	Winn Dixie	CVS / L.A. Fitness
The Shops at Sunset Place	(4)	Miami-Fort Lauderdale-West Palm Beach, FL	124,018	63,326	10	523,000	65%				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	98,193		67	426,000	99%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	435,786		97	1,309,000	82%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	27,313		24	243,000	98%		16,500	Aldi	Dick's Sporting Goods / A.C. Moore
Perring Plaza		Baltimore-Columbia-Towson, MD	31,327		29	396,000	99%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	120,580	52,705	35	314,000	99%				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	17,965		4	32,000	87%
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,378		1	4,000	100%	105

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2019
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
White Marsh Plaza		Baltimore-Columbia-Towson, MD	25,827		7	80,000	100%		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	31,714		18	70,000	97%
		Total Baltimore	277,104		118	1,139,000	99%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	35,289		14	168,000	91%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	39,299		21	278,000	98%				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,754		11	140,000	99%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	120,801		17	211,000	93%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	210,143		63	797,000	95%

Other
Barracks Road		Charlottesville, VA	68,363		40	500,000	97%		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	31,535		22	267,000	88%		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Durham-Chapel Hill, NC	34,502		17	158,000	91%		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit-Warren-Dearborn, MI	19,982		20	217,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(8)	Lancaster, PA	13,044	5,476	11	126,000	82%		75,000	Giant Food
29th Place		Charlottesville, VA	40,926	3,999	15	169,000	98%				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond, VA	103,807		37	464,000	99%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	312,159		162	1,901,000	95%

Grand Total			$7,927,423	$524,327	1,945	23,868,000	94%	2,669

Notes:
(1)	Includes "Finance lease right of use assets."
(2)
The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.

(3)
Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(4)	The Trust has a controlling financial interest in this property.
(5)	On February 8, 2019, we acquired the fee interest in this property for $22.5 million. The property is located in Fairfax, Virginia.
(6)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(7)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(8)	All or a portion of the property is subject to finance lease liabilities.
(9)	This property includes interests in five buildings in addition to our initial acquisition.

2019 Property Dispositions

Date	Property	City/State	Sales Price
			(in millions)
May 28, 2019	Free State Shopping Center	Bowie, Maryland	$72.0
May 29, 2019	Northeast (Parcel)	Philadelphia, Pennsylvania	$7.7

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2019

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2019	113	100%	378,756	$42.68	$39.75	$1,109,393	7%	6.8	$12,545,948	$33.12	(7)
1st Quarter 2019	72	100%	247,331	$45.07	$41.03	$1,000,716	10%	7.7	$13,596,205	$54.97	(7)
4th Quarter 2018	107	100%	573,923	$32.16	$27.96	$2,409,987	15%	7.6	$14,280,002	$24.88	(7)
3rd Quarter 2018	90	100%	447,765	$38.31	$36.22	$938,618	6%	7.4	$11,600,019	$25.91	(7)
Total - 12 months	382	100%	1,647,775	$38.19	$34.87	$5,458,714	9%	7.4	$52,022,174	$31.57

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2019	49	43%	135,840	$43.21	$37.07	$833,706	17%	8.7	$12,059,702	$88.78	(7)
1st Quarter 2019	34	47%	128,283	$50.56	$43.25	$937,974	17%	10.1	$13,443,495	$104.80	(7)
4th Quarter 2018	50	47%	237,691	$33.94	$25.16	$2,086,574	35%	9.2	$13,537,346	$56.95	(7)
3rd Quarter 2018	43	48%	151,703	$43.71	$38.82	$741,449	13%	9.4	$11,219,487	$73.96	(7)
Total - 12 months	176	46%	653,517	$41.40	$34.36	$4,599,703	20%	9.3	$50,260,030	$76.91

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2019	64	57%	242,916	$42.38	$41.25	$275,687	3%	5.7	$486,246	$2.00
1st Quarter 2019	38	53%	119,048	$39.16	$38.63	$62,742	1%	4.3	$152,710	$1.28	(7)
4th Quarter 2018	57	53%	336,232	$30.90	$29.93	$323,413	3%	6.4	$742,656	$2.21
3rd Quarter 2018	47	52%	296,062	$35.55	$34.88	$197,169	2%	6.2	$380,532	$1.29
Total - 12 months	206	54%	994,258	$36.08	$35.21	$859,011	2%	5.9	$1,762,144	$1.77

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2019					115	382,656	$42.61	6.8	$12,852,603	$33.59
1st Quarter 2019					79	305,724	$43.28	8.0	$14,529,265	$47.52
4th Quarter 2018					114	622,234	$32.72	7.9	$18,728,152	$30.10
3rd Quarter 2018					101	469,214	$38.73	7.6	$12,336,651	$26.29
Total - 12 months					409	1,779,828	$38.25	7.6	$58,446,671	$32.84

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $4.4 million ($10.25 per square foot) in 2nd Quarter 2019, $3.9 million ($9.59 per square foot) in 1st Quarter 2019, $4.1 million ($5.48 per square foot) in 4th Quarter 2018, and $1.7 million ($3.06 per square foot) in 3rd Quarter 2018 of the Tenant Improvements & Incentives are for properties under active redevelopment and are included in either the Projected Cost for those properties on the Summary of Redevelopment Opportunities or was included in the cost to complete estimate at acquisition.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 2 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 2 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
June 30, 2019

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2019	421,000	3%	$17.09	332,000	5%	$32.59	753,000	3%	$23.92
2020	1,194,000	8%	$16.29	910,000	13%	$38.77	2,104,000	10%	$26.01
2021	1,693,000	11%	$22.67	849,000	12%	$43.44	2,542,000	11%	$29.61
2022	2,037,000	13%	$18.37	961,000	14%	$42.81	2,998,000	14%	$26.20
2023	1,670,000	11%	$20.93	877,000	13%	$45.78	2,547,000	11%	$29.49
2024	2,419,000	16%	$17.52	837,000	12%	$45.65	3,257,000	15%	$24.75
2025	1,051,000	7%	$21.86	547,000	8%	$42.30	1,598,000	7%	$28.86
2026	591,000	4%	$26.16	381,000	5%	$48.90	971,000	4%	$35.07
2027	783,000	5%	$33.80	453,000	7%	$49.36	1,237,000	6%	$39.50
2028	762,000	5%	$21.86	402,000	6%	$51.49	1,164,000	5%	$32.10
Thereafter	2,683,000	17%	$20.84	359,000	5%	$47.82	3,041,000	14%	$24.02
Total (3)	15,304,000	100%	$20.73	6,908,000	100%	$44.08	22,212,000	100%	$27.99

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2019	307,000	2%	$16.83	251,000	4%	$32.44	558,000	3%	$23.85
2020	273,000	2%	$17.21	657,000	10%	$37.77	930,000	4%	$31.74
2021	462,000	3%	$21.11	491,000	7%	$47.14	952,000	4%	$34.52
2022	318,000	2%	$24.16	569,000	8%	$42.53	887,000	4%	$35.95
2023	471,000	3%	$23.15	522,000	8%	$42.90	993,000	4%	$33.54
2024	634,000	4%	$22.45	449,000	6%	$44.85	1,083,000	5%	$31.73
2025	375,000	2%	$21.93	377,000	5%	$43.20	752,000	3%	$32.58
2026	501,000	3%	$27.82	343,000	5%	$42.41	844,000	4%	$33.75
2027	698,000	5%	$19.51	465,000	7%	$46.84	1,164,000	5%	$30.44
2028	612,000	4%	$18.02	409,000	6%	$47.73	1,021,000	5%	$29.93
Thereafter	10,653,000	70%	$20.46	2,375,000	34%	$46.11	13,028,000	59%	$25.14
Total (3)	15,304,000	100%	$20.73	6,908,000	100%	$44.08	22,212,000	100%	$27.99

Notes:
(1)	Anchor is defined as a retail tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of June 30, 2019.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of June 30, 2019.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2019

Overall Portfolio Statistics (1)	At June 30, 2019			At June 30, 2018

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (sf)	23,868,000	22,448,000	94.1%	24,250,000	23,043,000	95.0%

Residential Properties (units)	2,669	2,596	97.3%	2,639	2,521	95.5%

Comparable Property Statistics (1)	At June 30, 2019			At June 30, 2018

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (4) (sf)	22,387,000	21,188,000	94.6%	22,399,000	21,434,000	95.7%

Residential Properties (units)	1,350	1,320	97.8%	1,350	1,310	97.0%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At June 30, 2019 leased percentage was 97.2% for anchor tenants and 87.8% for small shop tenants.
(4)	Occupied percentage was 93.3% and 93.7% at June 30, 2019 and 2018, respectively, and comparable property occupied percentage was 94.0% and 94.3% at June 30, 2019 and 2018, respectively.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2019

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	TJX Companies, The	A+ / A2 / NR	$18,386,000	2.62%	991,000	3.77%	31
2	Ahold Delhaize	BBB / Baa1 / BBB+	$15,764,000	2.25%	898,000	3.42%	15
3	Gap, Inc., The	BB+ / Baa2 / NR	$13,382,000	1.91%	354,000	1.35%	27
4	Bed, Bath & Beyond, Inc.	BB+ / Baa3 / NR	$11,520,000	1.64%	660,000	2.51%	18
5	L.A. Fitness International LLC	B+ / B2 / NR	$11,020,000	1.57%	465,000	1.77%	11
6	Splunk, Inc.	NR / NR / NR	$10,902,000	1.55%	235,000	0.89%	1
7	CVS Corporation	BBB / Baa2 / NR	$8,842,000	1.26%	240,000	0.91%	18
8	AMC Entertainment Inc.	B / B2 / NR	$7,239,000	1.03%	317,000	1.21%	6
9	Best Buy Co., Inc.	BBB / Baa1 / BBB	$6,633,000	0.95%	231,000	0.88%	5
10	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,425,000	0.92%	289,000	1.10%	6
11	Kroger Co., The	BBB / Baa1 / NR	$6,066,000	0.86%	529,000	2.01%	11
12	Home Depot, Inc.	A / A2 / A	$6,014,000	0.86%	440,000	1.67%	5
13	Michaels Stores, Inc.	BB- / Ba2 / NR	$5,963,000	0.85%	310,000	1.18%	13
14	Ross Stores, Inc.	A- / A3 / NR	$5,861,000	0.84%	291,000	1.11%	10
15	Bank of America, N.A.	A- / A2 / A+	$5,828,000	0.83%	105,000	0.40%	23
16	DSW, Inc	NR / NR / NR	$5,590,000	0.80%	222,000	0.84%	11
17	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	CCC+ / B3 / NR	$5,585,000	0.80%	181,000	0.69%	31
18	Hudson's Bay Company (Saks, Lord & Taylor)	B / B3 / NR	$5,406,000	0.77%	220,000	0.84%	4
19	Nordstrom, Inc.	BBB+ / Baa1 / BBB+	$5,374,000	0.77%	195,000	0.74%	5
20	Ulta Beauty, Inc.	NR / NR / NR	$4,838,000	0.69%	140,000	0.53%	13
21	Whole Foods Market, Inc.	A+ / A3 / NR	$4,772,000	0.68%	167,000	0.64%	4
22	Barnes & Noble, Inc.	NR / NR / NR	$4,603,000	0.66%	207,000	0.79%	8
23	AB Acquisition LLC (Acme, Safeway)	B+ / B1 / NR	$4,192,000	0.60%	412,000	1.57%	7
24	Wells Fargo Bank, N.A.	A- / A2 / A+	$4,173,000	0.59%	51,000	0.19%	16
25	Starbucks Corporation	BBB+ / Baa1 / BBB+	$4,153,000	0.59%	70,000	0.27%	40
	Totals - Top 25 Tenants		$188,531,000	26.87%	8,220,000	31.28%	339

	Total (5):		$701,517,000	(2)	26,278,000	(4)

Notes:
(1)	Credit Ratings are as of June 30, 2019. Subsequent rating changes have not been reflected.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of June 30, 2019.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
June 30, 2019

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2019. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of June 30, 2019.

	Full Year 2019 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.39	$3.55
Adjustments:
Estimated gain on sale of real estate, net	(0.22)	(0.22)
Estimated depreciation and amortization	3.13	3.13
Estimated FFO per diluted share	$6.30	$6.46

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and six months ended June 30, 2019 and 2018 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(in thousands)
Net income	$82,667	$65,533	$144,470	$128,464
Interest expense	27,482	27,766	55,515	53,950
Other interest income	(189)	(159)	(366)	(338)
Provision for income tax (1)	405	832	294	1,666
Depreciation and amortization	59,057	58,381	118,679	116,491
Gain on sale of real estate	(16,352)	(4,633)	(16,352)	(8,939)
Adjustments of EBITDAre of unconsolidated affiliates	1,510	1,221	3,303	1,638
EBITDAre	$154,580	$148,941	$305,543	$292,932
(1) For the three and six months ended June 30, 2018, the provision for income tax primarily relates to condominium sales gains.

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding gains and losses on the sale of real estate or changes in control, net of tax, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.